Exhibit 10.9

FIRST amendment To the

COMMON SHARES PURCHASE AGREEMENT

This FIRST Amendment (“First Amendment”), is entered into as of August 18, 2026, 2026 (the “Effective Date”) by and between AIxcrypto HOldings, inc. (the “Company”) and GOLD KING ARTHUR HOLDING LIMITED (the “Investor”). Unless otherwise defined herein, the terms of the Agreement are incorporated herein by reference as therein defined.

RECITALS

WHEREAS, Investor and Company entered into that certain Common Shares Purchase Agreement, effective June 16, 2026, (the “Agreement) pursuant to which the Company may issue and sell to the Investor, from time to time, common stock of the Company;

Whereas, Purchaser and Company desire to amend the Agreement as set forth herein;

Now therefore, for sufficient consideration acknowledged herein, the parties hereto, intending to be legally bound, hereby amend the Agreement as follows:

1.	Section 10 of the Agreement is hereby amended as follows:

a.	Amending Section 10.5 as follows: The first sentence of Section 10.5 of the Agreement is hereby deleted in its entirety.

b.	Amending Section 10.6 as follows: The first sentence of Section 10.5 of the Agreement is hereby deleted in its entirety.

2.	The definition of “Threshold Price” set forth in Annex I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Threshold Price” shall mean, with respect to any particular VWAP Purchase Notice, the greater of (i) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (ii) such higher price as may be set forth by the Company in the VWAP Purchase Notice. For the avoidance of doubt, no minimum dollar price per share shall apply to the determination of the Threshold Price.”

3.	Effect on the Agreement. Except as amended hereby, the Agreement shall continue to be in full force and effect.

4.	Severability. If any provision of this First Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

6.	Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This First Amendment may be executed and delivered by facsimile or electronic mail (including .pdf or any electronic signature, e.g., www.docusign.com) and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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In witness whereof, Investor and Company have duly executed this First Amendment as of the Effective Date.

GOLD KING ARTHUR HOLDING LIMITED		AIXCRYPTO HOLDINGS, INC.

By:	/s/ Shawn Wang	By:	/s/ Jerry Wang

Name:	Shawn Wang	Name:	Jerry Wang

Title:	Director	Title:	Chief Executive Officer

Date:	8/18/2026	Date:	August 18, 2026

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